Exhibit 4.1(c)

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Joining Supplemental Indenture”), dated as of February 6, 2023 among ALEXCO RESOURCE CORP., a corporation existing under the laws of the Province of British Columbia (the “Guaranteeing Subsidiary”), a subsidiary of Hecla Mining Company (or its permitted successor), a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, reference is hereby made to the Indenture, dated as of February 19, 2020 (the “Base Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of February 19, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of the Company’s 7.250% Senior Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 10.01 of the Base Indenture and Section 4.18 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Joining Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.
CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.
AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the First Supplemental Indenture including but not limited to Article 10 thereof.
3.
NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.
NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.
COUNTERPARTS. The parties may sign any number of copies of this Joining Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.
EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Joining Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Joining Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: February 6, 2023

ALEXCO RESOURCE CORP.

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

HECLA MINING COMPANY

By: /s/ Philips S. Baker, Jr.
Name: Philips S. Baker, Jr.
Title: President and CEO

HECLA ADMIRALTY COMPANY, as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

HECLA LIMITED, as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

[Signature Page to Joining Supplemental Indenture]

HECLA SILVER VALLEY, INC., as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

HECLA MC SUBSIDIARY, LLC, as a Guarantor

By: /s/ Kurt Allen
Name: Kurt Allen
Title: President

RIO GRANDE SILVER, INC., as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

SILVER HUNTER MINING COMPANY, as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

HECLA ALASKA LLC, as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: Manager

[Signature Page to Joining Supplemental Indenture]

HECLA GREENS CREEK MINING COMPANY, as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: Vice President

HECLA JUNEAU MINING COMPANY, as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

BURKE TRADING, INC., as a Guarantor

By: /s/ Kurt Allen
Name: Kurt Allen
Title: Vice President

MINES MANAGEMENT, INC., as a Guarantor

By: /s/ Kurt Allen
Name: Kurt Allen
Title: President

NEWHI, INC., as a Guarantor

By: /s/ Kurt Allen
Name: Kurt Allen
Title: President

[Signature Page to Joining Supplemental Indenture]

MONTANORE MINERALS CORP., as a Guarantor

By: /s/ Kurt Allen
Name: Kurt Allen
Title: President

HECLA MONTANA, INC., as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

REVETT SILVER COMPANY, as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

TROY MINE INC., as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

RC RESOURCES, INC., as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

[Signature Page to Joining Supplemental Indenture]

REVETT EXPLORATION, INC., as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

REVETT HOLDINGS, INC., as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

KLONDEX HOLDINGS (USA) INC., as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

KLONDEX GOLD & SILVER MINING COMPANY, as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

KLONDEX MIDAS HOLDINGS LIMITED, as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

[Signature Page to Joining Supplemental Indenture]

KLONDEX MIDAS OPERATIONS INC., as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

KLONDEX AURORA MINE INC., as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

KLONDEX HOLLISTER MINE INC., as a Guarantor

By: /s/ Russell D. Lawler
Name: Russell D. Lawler
Title: Vice President

HECLA QUEBEC INC., as a Guarantor

By: /s/ Lauren M. Roberts
Name: Lauren M. Roberts
Title: President

[Signature Page to Joining Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By: /s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature Page to Joining Supplemental Indenture]